EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. §1350

In connection with the report on Form 10-K of Janel Corporation for the fiscal year ended September 30, 2015, as filed with the SEC on the date hereof (the “Report”), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: December 29, 2015	/s/ Brendan J. Killackey
Brendan J. Killackey
Chief Executive Officer

/s/ Brian Aronson
Brian Aronson
Chief Financial Officer